EXHIBIT 32.2
CERTIFICATION OF THE CHIEF FINANCIAL OFFICER PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with this annual report on Form 10-K of The Wet Seal, Inc. for the year ended February 1, 2014, I, Steven H. Benrubi, executive vice president and chief financial officer of The Wet Seal, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
1. This Form 10-K for the year ended February 1, 2014, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in this Form 10-K for the period ended February 1, 2014, fairly presents, in all material respects, the financial condition and results of operations of The Wet Seal, Inc.
Date: March 27, 2014

/s/ STEVEN H. BENRUBI
Steven H. Benrubi
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)